Exhibit (f)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference into the registration statements (No. 333-206800 and 333-226311) on Schedule B of our report dated March 4, 2022, with respect to the consolidated financial statements of Oesterreichische Kontrollbank Aktiengesellschaft and its subsidiaries.

Vienna, Austria

May 5, 2022

/s/ MAG. WILHELM KOVSCA
Mag. Wilhelm Kovsca
KPMG Austria GmbH Wirtschaftsprüfungs- und Steuerberatungsgesellschaft

Vienna, Austria